                                                                     EXHIBIT 1.1

                               PURCHASE AGREEMENT

         This Purchase Agreement (this "Agreement"), dated as of October 7, 2003, is by and among Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), the client accounts of Cohen & Steers, as set forth on Schedule A hereto (each a "Purchaser" and collectively, the "Purchasers"), and Equity Inns, Inc. (the "Seller").

         WHEREAS, the Purchasers desire to purchase from Seller, and Seller desires to issue and sell to the Purchasers, 287,500 shares of 8.75% Series B Cumulative Preferred Stock, $0.01 par value per share (the "Preferred Shares"), and 2,000,000 shares of Common Stock, par value $0.01 per share (the "Common Shares" and collectively with the Preferred Shares, the "Shares") of Seller;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions hereof, the Purchasers hereby agree to purchase from Seller, and Seller agrees to issue and sell to the Purchasers, the Preferred Shares at a price per share of $25.00 for an aggregate purchase price of $7,187,500.00 and the Common Shares at a price per share of $7.55 for an aggregate purchase price of $15,100,000.00 (collectively, the "Purchase Price").

2. Representations and Warranties of Purchaser. Each Purchaser represents and warrants to Seller that:

         (a) Due Authorization. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a legal, valid and binding agreement of such Purchaser, or of Cohen & Steers on behalf of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and discretion of the court before which any proceeding therefor may be brought.

         (b) Prospectus and Prospectus Supplement. Such Purchaser has received a copy of Seller's Prospectus dated April 21, 1998, and Prospectus Supplement dated October 7, 2003 (collectively, the "Prospectus").

         (c) Not a Party in Interest; Disqualified Person. With respect to Seller, such Purchaser is not a "party in interest" as such phrase is used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" as such phrase is used in the Internal Revenue Code of 1986, as amended ("Code").


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         (d)      Not a Prohibited Transaction. The purchase of the Shares from
                  Seller will not give rise to a nonexempt "prohibited transaction" under ERISA or the Code.

3. Representations and Warranties of Seller. Seller represents and warrants to each Purchaser that:

         (a) Due Authorization. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

         (b) Organization and Authority. Seller has been duly organized and is validly existing in good standing under the laws of Tennessee, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

         (c) Issuance of the Shares. The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 5 of this Agreement).

         (d) Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller.

4. Representation and Warranty of Cohen & Steers. Cohen & Steers hereby represents and warrants to Seller that it is duly organized and validly existing in good standing under the laws of its jurisdiction of organization, that it has been duly authorized to act as investment adviser on behalf of each Purchaser, and that it has the power and authority to enter into this Agreement on behalf of each Purchaser.

5. Conditions to Obligations of the Parties. The obligations of the parties hereto to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

         (a) each of the representations and warranties of the parties hereto shall be true and correct in all respects as of the Closing;

         (b) at Closing (as defined below), the Purchaser shall have received the opinion of counsel to the Seller (the substance of which shall consist of the opinion delivered to the New York Stock Exchange in connection with the application listing the


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                  Shares) and a certificate of the officers of the Seller in form and substance reasonably satisfactory to the Purchaser, both dated as of the Closing.

6. Closing. The transactions contemplated hereby shall be consummated on October 10, 2003 (such time and date of payment and delivery being herein called the "Closing") on a delivery versus payment basis in accordance with the "DTC ID System" through Jeffries & Company, Inc., or any appropriate affiliate thereof (with each party to pay a commission of $0.01 per Share to Jeffries & Company, Inc.).

7. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject mater hereof and may be amended only in a writing that is executed by each of the parties hereto.

9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    EQUITY INNS, INC.


                                    By:    /s/ Donald H. Dempsey
                                           -------------------------------------
                                           Name:  Donald H. Dempsey
                                           Title: Executive Vice President and
                                           Chief  Financial Officer


                                    COHEN & STEERS CAPITAL MANAGEMENT, INC., on behalf of itself and on behalf of the Purchasers specified on Schedule A


                                    By:    /s/ Greg. E. Brooks
                                           -------------------------------------
                                           Name:  Greg E. Brooks
                                           Title: Senior Vice President


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                                   SCHEDULE A



Common Stock



Name of Client                                                Number of Shares
--------------                                                ----------------

Cohen & Steers Equity Income Fund, Inc.                             1,349,300
Fairfax County Uniformed Retirement System                              8,500
North Shore-Long Island Jewish Health System, Inc.                     12,300
North Shore-Long Island Jewish
Health System Cash Balance Plan                                         4,800
New York State Teachers' Retirement System                            128,100
University of Mass. Foundation Inc.                                     7,400
Associated Electric Gas Insurance Services                             39,100
Land America Title Insurance Corporation                               20,600
United Mine Workers of America 1974 Pension Trust                      80,600
New York Community Trust                                               14,300
Cornell University                                                     35,600
Cohen & Steers Special Equity Fund, Inc.                               48,000
New York Blood Center                                                  20,200
Jewish Federation of Cleveland                                          6,200
Berkley Regional Insurance Company                                    225,000


Series B Cumulative Preferred Stock

Berkley Regional Insurance Company                                     60,000
New York State Teachers' Retirement System                             41,500
Cohen & Steers Premium Income Realty Fund, Inc.                       180,000
University of Mass. Foundation Inc.                                     6,000


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